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                                                                    EXHIBIT 99.2



                        KEYSTONE FINANCIAL, INC. [LOGO]
                               One Keystone Plaza
                            Front and Market Streets
                                 P.O. Box 3660
                      Harrisburg, Pennsylvania  17105-3660
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 8, 1997
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TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Keystone Financial, Inc. (the "Corporation") will be held on Thursday, May 8, 1997 at 2:00 p.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, for the purpose of considering and acting upon the following:

     1. Approval of the Agreement and Plan of Reorganization and the Agreement and Plan of Merger, each dated as of December 19, 1996, between the Corporation and Financial Trust Corp, which provide for the merger into the Corporation of Financial Trust Corp and are described in the accompanying Joint Proxy Statement/Prospectus;

     2. The election of six directors to serve for terms expiring in 2000;

     3. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation for 1997;

     4. Adoption of an amendment to the Corporation's Restated Articles of Incorporation to increase the aggregate number of shares of Common Stock which the Corporation shall have authority to issue to 100,000,000 shares;

     5. Approval of the adoption of the Corporation's 1996 Performance Unit
        Plan;

     6. Approval of the adoption of the Corporation's 1997 Stock Incentive Plan; and

     7. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Meeting.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you attend the meeting you may, if you wish, withdraw your proxy and vote your shares in person.

                                         By Order of the Board of Directors

                                         /s/ Ben G. Rooke
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                                         Ben G. Rooke, Secretary

   April 4, 1997